Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-22417, 333-108066, 333-25051, 333-27639, 333-34206, 333-40431, 333-48152, and 333-80795) and Form S-8 (Nos. 333-10997, 333-58839, 333-174682, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719, 333-133720, 333-14338, and 333-158892) of The Cooper Companies, Inc. of our report dated December 22, 2017, relating to the special purpose financial statements of the United States Paragard Product Line of Teva Pharmaceutical Industries Limited, which appears in this Current Report on Form 8-K/A of The Cooper Companies, Inc.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 17, 2018